                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported) August 25, 1998
                                                      ---------------

                          Dynamic Health Products, Inc.
                (Formerly known as Nu-Wave Health Products, Inc.)
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                   0-23031                    34-1711778
----------------------------      -------------             -------------------
(State or other jurisdiction      (File Number)              (I.R.S. Employer
     of incorporation)                                      identification No.)

6950 Bryan Dairy Road
Largo, Florida                                                      33777
-------------------------------                                     -----
(Address of principal executive                                   (Zip Code)
offices)

         Registrant's telephone number, including area code 727-544-8866
                                                            ------------


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Here are the financial statements and pro forma financial information, along with exhibits, to be included on Form 8-K dated June 23, 1998 for the acquisition of Energy Factors, Inc. and Form 8-K dated July 9, 1998 for the acquisition of Becan Distributors, Inc.

(a) Financial statements of the businesses acquired, prepared pursuant to Rule
3.05 of Regulation S-X:

Item                                                                             Page
----                                                                             ----
Audited financial statements of U.S. Diversified Technologies, Inc. and
         Subsidiary (Energy Factors, Inc.)

         Report of Baum & Company, P.A., Certified Public Accountants dated June 10, 1998

         Consolidated Balance Sheet as of December 31, 1997

         Consolidated Statement of Income and Retained Earnings for the
                  Year Ended December 31, 1997

         Consolidated Statement of Cash Flows for the
                  Year Ended December 31, 1997

         Notes to Consolidated Financial Statements

         Report of Baum & Company, P.A., Certified Public Accountants dated April 2, 1997

         Consolidated Balance Sheet as of December 31, 1996

         Consolidated Statement of Income and Retained Earnings for the
                  Year Ended December 31, 1996

         Consolidated Statement of Cash Flows for the
                  Year Ended December 31, 1996

         Notes to Consolidated Financial Statements

Audited financial statements of Becan Distributors, Inc.

         Report of Shalek & Associates, CPA's Inc., Certified Public Accountants dated February 12, 1998

         Balance Sheet as of December 31, 1997

         Statement of Operations from January 23, 1997 (Date of Inception) through December 31, 1997

         Statement of Retained Earnings from January 23, 1997 (Date of
                  Inception) through December 31, 1997

         Statement of Cash Flows from January 23, 1997 (Date of Inception) through December 31, 1997

         Notes to the Financial Statements

Unaudited interim Condensed Consolidated Financial Statements of Nu-Wave
         Health Products, Inc. And Subsidiaries

         Condensed Consolidated Balance Sheet as of June 30, 1998

         Condensed Consolidated Income Statement for the Three Months
                  Ended June 30, 1998

         Condensed Consolidated Statement of Cash Flows for the Three
                  Months Ended June 30, 1998

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

Item

Dynamic Health Products, Inc. And Subsidiaries Pro Forma Condensed Combined
         Financial Statements (Unaudited)

         Pro Forma Condensed Combined Statements of Operations for the
                  Year Ended March 31, 1998 (Unaudited)

         Notes to Pro Forma Condensed Combined Financial Statements

         The unaudited pro forma data presented in the unaudited pro forma condensed combined statements of operations are included in order to illustrate the effect on the Company's financial statements of the transactions described below:

         The unaudited pro forma condensed combined financial statement data at March 31, 1998 present adjustments for two series of transactions.

         First, adjustments are presented as if the Company had acquired Energy Factors, Inc., accounted for as a purchase. The pro forma information is based on historical financial statements of Energy Factors, Inc. and the Company after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The Company will continue its study to determine the fair value of the acquired assets and liabilities. The pro forma financial statements have been prepared on the basis of preliminary estimates.

         Second, adjustments are presented as if the Company had acquired Becan Distributors, Inc., accounted for as a pooling-of-interests. The pro forma information is based on historical financial statements of Becan Distributors, Inc. and the Company after giving effect to the transaction as a pooling-of-interests and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

         In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The pro forma statements have been prepared by the Company based upon the financial statements of U.S. Diversified Technologies, Inc. and Subsidiary (filed with this report under Item 7 (a)) which have been provided by U.S. Diversified Technologies, Inc. and Subsidiary and based upon the financial statements of Becan Distributors, Inc. (filed with this report under Item 7 (a)) which have been provided by Becan Distributors, Inc. These pro forma statements may not be indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's Audited Consolidated Financial Statements and the Notes thereto, and the Audited Financial Statements and Notes of U.S. Diversified Technologies, Inc. and Subsidiary, and the Audited Financial Statements and Notes of Becan Distributors, Inc.

(c) Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

Exhibits

2.1 Agreement and Plan of Reorganization dated June 12, 1998, effective June 15, 1998, by and among Nu-Wave Health Products, Inc., Nu-Wave Acquisition, Inc., Energy Factors, Inc., U.S. Diversified Technologies, Inc., Paul Santostasi, Chris Starkey, and Marvin Deutsch. (1)

2.2 Agreement and Plan of Reorganization dated June 26, 1998, effective June 26, 1998, by and between Nu-Wave Health Products, Inc., buyer, and Manju Taneja, Mihir K. Taneja, Mandeep K. Taneja, William LaGamba custodian for Anthony LaGamba, William LaGamba custodian for Nicholl LaGamba, William LaGamba custodian for Courtney LaGamba, Michele LaGamba, and Phillip J. Laird and William LaGamba, each individually a seller, each of which is a stockholder of Becan Distributors, Inc. (1)

         (1) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, file number 0-23031, filed in Washington, D.C.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                             DYNAMIC HEALTH PRODUCTS, INC.


Date:  August 25, 1998                       /s/ Kotha S. Sekharam
       ---------------                       ----------------------------
                                             Kotha S. Sekharam, President

                              BAUM & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071
                                 (954) 752-1712


                          INDEPENDENT AUDITOR'S REPORT

BOARD OF DIRECTORS
U.S. DIVERSIFIED TECHNOLOGIES, INC., AND SUBSIDIARY
LARGO, FLORIDA


We have audited the accompanying Consolidated Balance Sheet of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1997 and the related Consolidated Statements of Income and Retained Earnings and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1997 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.




                                        /s/ Baum & Company, P.A.
                                        --------------------------------------
                                            Baum & Company, P.A.

Coral Springs, Florida
June 10, 1998

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997


                                     ASSETS

CURRENT ASSETS
   Cash in Bank                                                $    58,508
   Accounts Receivable (Net of allowance
         of $25,000 for doubtful account)                          224,532
   Inventory (Note 1)                                              671,239
                                                               -----------
         Total Current Assets                                      954,279
                                                               -----------

PROPERTY, PLANT & EQUIPMENT (Net) (Note 1 and 2)                 1,487,075
                                                               -----------

OTHER ASSETS
   Deposits and Other Assets                                        17,096
   Deferred Tax Asset (Note 1)                                     200,000
                                                               -----------
         Total Other Assets                                        217,096
                                                               -----------
               Total Assets                                    $ 2,658,450
                                                               ===========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt (Note 3, 4, and 5)        $   284,905
   Note payable - related party (Note 8)                            61,500
   Current portion of capitalized leases payable (Note 6)          110,253
   Advances from Customers                                         259,995
   Accounts Payable and Accrued Expenses                           765,545
                                                               -----------
         Total Current Liabilities                               1,482,198
                                                               -----------

LONG-TERM LIABILITIES
   Long-term debt (Note 3, 4, and 5)                               900,593
   Capitalized Leases Payable (Note 6)                             273,906
                                                               -----------
         Total Long-term Liabilities                             1,174,499
                                                               -----------
               Total Liabilities                                 2,656,697
                                                               -----------

STOCKHOLDER'S EQUITY
  Common Stock 40,000,000 shares
    authorized; $.01 par value;
    10,042,400 issued and outstanding                              100,424
  Retained Earnings (Deficit)                                      (98,671)
                                                               -----------
         Total Stockholders' Equity                                  1,753
                                                               -----------
               Total Liabilities & Stockholders' Equity        $ 2,658,450
                                                               ===========



    See Accountant's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


Gross Sales                                      $ 5,753,821

Cost of Goods Sold                                 4,558,525
                                                 -----------
Gross Profit                                       1,195,296


General & Administrative Expenses                  1,530,973
                                                 -----------

   Net (loss) before other income (expenses)        (335,677)

Other Income (Expense)
    Interest Expense                                (230,593)
                                                 -----------
Net (loss) before provision for income taxes        (566,270)

Provision for Income Taxes
    Deferred tax benefit (Note 1)                    200,000
                                                 -----------
Net (Loss)                                          (366,270)

Retained Earnings - Beginning                        267,599
                                                 -----------
Retained Earnings (Deficit) - Ending             $   (98,671)
                                                 ===========



    See Accountant's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997


Cash Flows From Operating Activities
         Net Income (Loss)                                                        $(366,270)

         Adjustments to Reconcile Net Income
         to net Cash Provided by Operating Activities:
            Depreciation and amortization                                           171,940
            Deferred tax asset                                                     (200,000)

         Changes in Operating Assets & Liabilities:
           Decrease in accounts receivable                                           31,002
           Decrease in inventory                                                    268,750
           Decrease in deposits and other assets                                     15,583
           (Decrease) in accounts payable and
               accrued expenses                                                    (409,472)
           Increase in advances from customers                                      259,995
                                                                                  ---------
               Net Cash Used for Operations                                        (228,472)
                                                                                  ---------

Cash Flow from Investing Activities:
          Acquisition of fixed assets                                                (5,538)
                                                                                  ---------
Cash Flow from Financing Activities:
          Proceeds from note payable from related party                              62,000
          Principal payments on note payable from related party                        (500)
          Proceeds from long-term debt                                              219,667
          Principal payments on long-term debt                                      (58,349)
          Principal payments on capitalized leases payable                          (53,105)
                                                                                  ---------
             Net cash provided by financing activities                              169,713
                                                                                  ---------
Net (Decrease)                                                                      (64,297)

Cash in Bank - Beginning of Year                                                    122,805
                                                                                  ---------
Cash in Bank - End of Year                                                        $  58,508
                                                                                  =========




      See Auditor's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A summary of the significant accounting policies of U.S. Diversified Technologies, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          BUSINESS AND ORGANIZATION

          The Company, incorporated in the state of Florida on September 27, 1989, is a holding company. It's wholly-owned subsidiary consist of Energy Factors, Inc. Energy Factors, Inc. manufactures food grade supplements and health/diet products.

          BASIS OF PRESENTATION

          The consolidated financial statements include the accounts of U.S. Diversified Technologies, Inc. and its wholly-owned subsidiary, Energy Factors, Inc. Significant intercompany balances and transactions have been eliminated in consolidation.

          MANAGEMENT ESTIMATES

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1997 and revenues and expenses for the year ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the consolidated financial statements.

          INVENTORY

          Inventory is valued at the lower of cost (first-in, first-out method) or market.

          PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment are stated at cost. Provision for depreciation is computed using the straight line method over the estimated useful lives.

          Maintenance and repairs are charged to operations. Additions and betterments which extend the useful lives of property, plant and equipment are capitalized. Upon retirement or disposal of the operating property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997



          INCOME TAXES

          The Company has incurred a net operating loss in the current year thus no provision has been provided for income taxes. This net operating loss may be carried back for three years or carried forward for up to 15 years against net income.

          In accordance with FASB No. 109, the Company has reflected a deferred tax benefit of $200,000 for its net operation losses.


NOTE 2 -  PROPERTY AND EQUIPMENT

          As of December 31, 1997, property and equipment consists of the following:

               Land                                     $   100,000
               Building and Improvements                  1,064,507
               Factory Equipment                            990,035
               Office Furniture and Equipment                82,442
               Transportation Vehicle                        34,901
                                                        -----------
                                                          2,271,885

               Less:  Accumulated Depreciation
                         and Amortization                  (784,810)
                                                        -----------
                                                        $ 1,487,075
                                                        ===========


NOTE 3 -  MORTGAGE PAYABLE

          On October 22, 1992, the Company acquired an office and manufacturing facility for $800,000. The Company executed a purchase money mortgage for $800,000, payable interest only for seven months, and the remaining payments, for ten years, with interest based on the bank's prime rate plus 4%, but never less than 10% or greater than 15%. There is a balloon payment due and payable at the end of the ten year period.

          On June 23, 1993, the Company obtained an additional mortgage of $235,000 to fund the costs of a building addition.

NOTE 4 -  NOTE PAYABLE - BANK

          Installment obligation to finance vehicle.

NOTE 5 -  NOTE PAYABLE - FACTOR

          The Company has entered into an factoring company to finance its accounts receivable.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE 6 -  CAPITALIZED LEASE PAYABLE

          The Company has entered into various leasing arrangements to acquire fixed assets. Its been determined that these leases are capital leases, thus the underlying assets have been reflected on these financial statements.


NOTE 7 -  CAPITAL TRANSACTIONS

     A.) In 1996, the Company officially retired all Company treasury stock acquired since inception. Effectively, $265,000 of treasury stock has been used to reduce additional paid-in capital and any excess to reduction of retained earnings.

     B.) On October 30, 1996, the Board of Directors approved a resolution whereby, in consideration for the personal guarantees by certain shareholders of approximately $1,250,000 of debt obligations of the Company, the three stockholders would receive 1,500,000 of common stock each.


NOTE 8 -  RELATED PARTIES

          The Company has employment contracts with its (2) operational officers who are also shareholders. Compensation to these shareholders was approximately $300,000.

          As of December 31, 1997, the Company has an outstanding balance of $61,500 on a demand promissory note.



NOTE 9 -  SUBSEQUENT EVENT

          On June 12, 1998, the Company's wholly-owned subsidiary Energy Factors, Inc. was acquired by Nu-Wave Health Products, Inc.


NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

                  Interest Paid                      $230,593
                  Deferred tax benefit                200,000

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE 11 - CONTINGENCIES

          The Company is a defendant in various lawsuits in various stages of settlement. The outcome of the matters have been accrued.

                              BAUM & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071
                                 (954) 752-1712


                          INDEPENDENT AUDITOR'S REPORT


BOARD OF DIRECTORS
U.S. DIVERSIFIED TECHNOLOGIES, INC., AND SUBSIDIARY
LARGO, FLORIDA


We have audited the accompanying Consolidated Balance Sheet of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1996 and the related Consolidated Statements of Income and Retained Earnings and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1996 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



                                            /s/ Baum & Company, P.A.
                                            ----------------------------------
                                                Baum & Company, P.A.


Coral Springs, Florida
April 2, 1997

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996


                                     ASSETS
CURRENT ASSETS
   Cash in Bank                                                $  122,805
   Accounts Receivable (Net)                                      255,534
   Inventory (Note 1)                                             939,989
                                                               ----------
         Total Current Assets                                   1,318,328
                                                               ----------

PROPERTY, PLANT & EQUIPMENT (Net) (Note 2)                      1,653,477
                                                               ----------
OTHER ASSETS
   Deposits                                                        32,679
                                                               ----------
         Total Assets                                          $3,004,484
                                                               ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Mortgage Payable - current portion                          $   36,204
   Note Payable - Bank                                             34,762
   Capitalized Leases Payable - short-term                         77,616
   Accounts Payable and Accrued Expenses                        1,175,017
                                                               ----------
         Total Current Liabilities                              1,323,599
                                                               ----------
LONG-TERM LIABILITIES
   Mortgage Payable (Note 2)                                      953,214
   Capitalized Leases Payable                                     359,648
                                                               ----------
         Total Long-term Liabilities                            1,312,862
                                                               ----------
            Total Liabilities                                   2,636,461
                                                               ----------

STOCKHOLDER'S EQUITY
   Common Stock, 40,000,000 shares
     authorized; $.01 par value;
     1,090,778 issued and outstanding                             109,078
   Retained Earnings                                              258,945
                                                               ----------
         Total Stockholders' Equity                               368,023
                                                               ----------
         Total Liabilities & Stockholders' Equity              $3,004,484
                                                               ==========



      See Auditor's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996


Gross Sales                                          $5,742,529

Cost of Goods Sold                                    3,971,204
                                                     ----------
Gross Profit                                          1,771,325

General & Administrative Expenses                     1,805,230
                                                     ----------
Operating Loss                                          (33,905)

Interest Income                                           7,752
                                                     ----------
Net Loss                                             $  (26,153)

Retained Earnings - Beginning                           338,876

Reduction to reflect treasury stock
   retirement                                           (53,778)
                                                     ----------

Retained Earnings - Ended                            $  285,945
                                                     ----------






      See Auditor's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996



Cash Flows From Operating Activities
   Net Income (Loss)                                 $ (26,153)

   Adjustments to Reconcile Net Income
   to net Cash Provided by Operating Activities:
      Depreciation and Amortization                    148,462

   Changes in Operating Assets & Liabilities:
      Decrease in Accounts Receivable                  538,100
      Increase in Inventory                           (410,338)
      Increase in Deposits                             (17,840)
      Decrease in Accounts Payable and
      Accrued Expenses                                (146,329)
                                                     ---------
         Net Cash Used for Operations                   85,902
                                                     ---------

Cash Flows from Investing Activities:
    Reduction in Retained Earnings due to
      Treasury Stock retirement                         53,778
      Acquisition of Fixed Assets                     (383,269)
                                                     ---------
                                                      (329,491)
                                                     ---------


Cash Flow from Financing Activities:
   Increase in Capitalized Leases (Net)                288,619
   Decrease in Notes Payable                             4,452
   Decrease in Mortgages Payable                       (21,452)
   Reduction in Retained Earnings                      (53,778)
                                                     ---------
                                                       217,841
                                                     ---------

Net (Decrease)                                         (25,748)

Cash in Bank - Beginning of Year                       148,553
                                                     ---------
Cash in Bank - End of Year                           $ 122,805
                                                     =========




      See Auditor's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996




NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A summary of the significant accounting policies of U.S. Diversified Technologies, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.


          BUSINESS AND ORGANIZATION

          The Company, incorporated in the state of Florida on September 27, 1989 is a holding company. It's wholly-owned subsidiary consist of Energy Factors, Inc. Energy Factors, Inc. manufactures food grade supplements and health/diet products.

          INVENTORY

          Inventory is valued at the lower of cost (first-in, first-out method) or market.

          PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment are stated at cost. Provision for depreciation is computed using the straight line method over the estimated useful lives.

          Maintenance and repairs are charged to operations. Additions and betterments which extend the useful lives of property, plant and equipment are capitalized. Upon retirement or disposal of the operating property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operation.

          INCOME TAXES

          The Company has incurred a net operating loss in the current year thus no provision has been provided for income taxes. This net operating loss may be carried back for three years or carried forward for up to 15 years against net income.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



NOTE 2 -  MORTGAGE PAYABLE

          On October 22, 1992, the Company acquired an office and manufacturing facility for $800,000. The Company executed a purchase money mortgage for $800,000, payable interest only for seven months, and the remaining payments, for ten years, with interest based on the bank's prime rate plus 4%, but never less than 10% or greater than 15%. There is a balloon payment due and payable at the end of the ten year period.

          On June 23, 1993, the Company obtained an additional mortgage of $235,000 to fund the costs of a building addition.


NOTE 3 -  NOTE PAYABLE - BANK

          Installment obligation to finance vehicle.

NOTE 4 -  CAPITALIZED LEASE PAYABLE

          The Company has entered into various leasing arrangements to acquire fixed assets. Its been determined that these leases are capital leases, thus the underlying assets have been reflected on these financial statements.

NOTE 5 -  CAPITAL TRANSACTIONS

     A.) In 1996, the Company officially retired all Company treasury stock acquired since inception. Effectively, $265,000 of treasury stock has been used to reduce additional paid-in capital and any excess to reduction of retained earnings.

     B.) On October 30, 1996, the Board of Directors approved a resolution whereby, in consideration for the personal guarantees by certain shareholders of approximately $1,250,000 of debt obligations of the Company, the three stockholders would receive 1,500,000 shares of common stock each.

                        Shalek & Associates, CPA's Inc.
                          Certified Public Accountants

6596 Brecksville Road, Suite B                                    (216)642-9140
Independence, Ohio  44131-4837                               (Fax) 216-642-3063


To the Board of Directors
Becan Distributors, Inc.
Pittsburgh, PA

We have audited the accompanying balance sheet of Becan Distributors, Inc. as of December 31, 1997, and the related statements of operations, retained earnings, and cash flows, and supplementary information for the period January 23, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Becan Distributors, Inc. as of December 31, 1997 and the results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles.

The Company, with consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of the corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

The 1997 financial statements dated February 3, 1998 have been revised to include an additional line of credit available to the Company as of December 31, 1997. See footnote B for details.




                                            /s/ Shalek & Associates, CPA's Inc.
                                            -----------------------------------
                                                Shalek & Associates, CPA's Inc.

Independence, Ohio
February 12, 1998


    Member * American Institute of Certified Public Accountants
           * Ohio Society of Certified Public Accountants

BECAN DISTRIBUTORS, INC.
BALANCE SHEET
DECEMBER 31, 1997


ASSETS

CURRENT ASSETS
    Accounts receivable                 $   430,221.82
    Inventory                               416,206.69
                                        --------------
         TOTAL CURRENTS ASSETS              846,428.51

PROPERTY AND EQUIPMENT
    Equipment                                 5,620.04
    Less:  accumulated depreciation            (803.10)
                                        --------------
                                              4,816.94


OTHER ASSETS
    Deposit - gas company                       266.00
    Deposit - rent                            2,281.50
                                        --------------
         TOTAL ASSETS                   $   853,792.95
                                        ==============





LIABILITIES
    Accounts payable                    $   496,258.01
    Notes payable - affiliates              275,000.00
    Accrued interest                          1,634.45
    Accrued payroll tax                       8,433.52
                                        --------------
         TOTAL LIABILITIES                  781,325.98

EQUITY
    Capital stock                            50,000.00
    Retained earnings                        22,466.97
                                        --------------
         TOTAL EQUITY                        72,466.97
                                        --------------
TOTAL LIABILITIES AND EQUITY            $   853,792.95
                                        ==============




                See accompanying notes and accountants' report.
                                       2

BECAN DISTRIBUTORS, INC.
STATEMENT OF OPERATIONS
FROM JANUARY 23, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997


REVENUES
   Sales                                   $   6,189,344.26       99.71%
   Sales Discounts                                18,011.52        0.29
                                           ----------------      ------
         TOTAL REVENUES                        6,207,355.78      100.00

COST OF GOODS SOLD
   Cost Of Goods Sold                          5,996,284.62       96.60
                                           ----------------      ------
         GROSS PROFIT                            211,071.16        3.40

OPERATING EXPENSES
   Advertising                                    13,929.54        0.22
   Bank service charges                              198.19        0.00
   Cash discounts                                     23.90        0.00
   Donations                                         250.00        0.00
   Equipment rental                                   72.00        0.00
   Insurance                                       1,882.57        0.03
   Interest expense                                7,620.46        0.12
   Legal and professional                          6,525.51        0.11
   Licenses and permits                            1,320.00        0.02
   Line of credit expense                            286.00        0.00
   Miscellaneous expense                             209.31        0.00
   Payroll expense                                12,612.40        0.20
   Postage and delivery                           14,157.66        0.23
   Printing                                        4,682.64        0.08
   Outside services                                5,438.27        0.09
   Rent                                           12,548.25        0.20
   Security                                          709.23        0.01
   Supplies                                        4,755.29        0.08
   Telephone                                       8,565.67        0.14
   Travel                                          5,840.44        0.09
   Utilities                                       2,097.16        0.03
   Wages - office                                 14,569.00        0.23
   Wages - officer                                92,307.60        1.49
                                           ----------------      ------
         TOTAL OPERATING EXPENSES                210,601.09        3.39
                                           ----------------      ------
OPERATING INCOME (LOSS)                              470.07        0.01

OTHER INCOME (EXPENSES)
   Director fees income                           22,800.00        0.37
   Depreciation expense                             (803.10)      -0.01
                                           ----------------      ------
         TOTAL OTHER INCOME (EXPENSES)            21,996.90        0.35
                                           ----------------      ------

         NET INCOME  (LOSS)                $      22,466.97        0.36%
                                           ================      ======




                See accompanying notes and accountants' report.

BECAN DISTRIBUTORS, INC.
STATEMENT OF RETAINED EARNINGS
FROM JANUARY 23, 1997 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 1997


Beginning Retained earnings                               $0.00

Net Income                                            22,466.97
                                                    -----------
Ending Retained earnings                            $ 22,466.97
                                                    ===========




                See accompanying notes and accountants' report.

BECAN DISTRIBUTORS, INC.
STATEMENT OF CASH FLOWS
FROM JANUARY 23, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1997



Cash flows from operating activities:
    Net Income (Loss)                                                               $    22,466.97

Adjustments to reconcile net income to
  cash provided by operating activities:
    Depreciation expense                                                                    803.10
(Increase) Decrease in assets:
    Accounts receivable                                                                (430,221.82)
    Inventory                                                                          (416,206.69)
    Deposits                                                                             (2,547.50)
Increase (Decrease) in liabilities:
   Accounts payable                                                                     496,258.01
   Accrued expenses                                                                      10,067.97
   Net cash provided by operating activities:                                       --------------
                                                                                       (319,379.96)

Cash flow from investing activities:
    Purchase of equipment                                                                (5,620.04)

Cash flows from financing activities:
   Increase in line of credit                                                           200,000.00
   Increase loans payable - Affiliates                                                   75,000.00
   Increase in common stock                                                              50,000.00
                                                                                    --------------
  Net Cash flows from investing activities:                                             325,000.00

                                                                                    --------------
Net increase in cash and cash equivalents                                                    (0.00)

Cash and cash equivalents beginning of period                                                 0.00
                                                                                    --------------
Cash and cash equivalents at end of period                                          $         0.00
                                                                                    ==============

Supplemental schedule of disclosures of cash flow information:
 Cash paid during the period for:
   Interest (net of capitalized amounts)                                                  5,986.01
   Income taxes                                                                               0.00

Disclosure of accounting policy:
 For the purpose of the statement of cash flows, the company considers cash equivalents to be all highly liquid securities with an original maturity of three months or less.





                See accompanying notes and accountants' report.

BECAN DISTRIBUTORS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FROM JANUARY 23, 1997 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


This summary of significant accounting policies of Becan Distributors, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity
Becan Distributors, Inc. is a wholesale distributor specializing in pharmaceuticals. The Company began operations in 1997.


Basis of Accounting
The Company uses the accrual basis of accounting for financial reporting purposes and federal income tax purposes.

Accounts Receivable
The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories
Inventories consist primarily of pharmaceuticals and are stated at the lower of cost (first-in, first-out method) or market.

NOTE B - LINE OF CREDIT

The Company has a secured $200,000 demand line of credit with National City Bank of Pennsylvania, renewable annually with an interest rate of 7.15%. At December 31, 1997 the Company had borrowed $200,000 against the line of credit.

The Company has a $300,000 demand line of credit with National City Bank of Pennsylvania. Interest is to be at 1% over prime. As of December 31, 1997 the Company had borrowed $0.00 against the line of credit.




                     See accompanying accountants' report.

BECAN DISTRIBUTORS, INC.
NOTES TO THE FINANCIAL STATEMENTS
FROM JANUARY 23, 1997 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 1997

NOTE C - NOTES PAYABLE - AFFILIATES

Note Payable - Carnegie Capital,
          payable on demand. Note was repaid
          in total on January 7, 1998 with
          check #1465.                                            $55,000


Note Payable - Bill Lagamba, dated
     December 30, 1997. Payable on
     demand. Interest rate at 10% annually.                        20,000
                                                                  -------
                                                                  $75,000
                                                                  =======




                     See accompanying accountants' report.

                 NU-WAVE HEALTH PRODUCTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            JUNE 30, 1998 (UNAUDITED)

                                                                   JUNE 30, 1998
                                                                   -------------
                                     ASSETS

Current assets:
     Cash and cash equivalents                                      $   324,940
     Accounts receivable, net                                         1,416,295
     Inventory, net of allowance                                      1,404,873
     Prepaids and other current assets                                   28,586
                                                                    -----------
Total current assets                                                  3,174,694

Property, plant and equipment, at cost, net                           1,691,546
Deposits                                                                 38,238
Investment in LLC                                                         5,000
Intangible assets, net                                                2,805,622
                                                                    -----------
TOTAL ASSETS                                                        $ 7,715,100
                                                                    ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                          $ 1,960,865
     Other payables                                                      73,546
     Notes payable                                                       83,391
     Credit line payable                                                630,040
     Related party notes payable                                        332,700
     Unearned revenue                                                   181,822
     Current portion of long-term liabilities                           547,798
                                                                    -----------
Total current liabilities                                             3,810,162
                                                                    -----------

Long-term liabilities:
     Interest payable                                                    28,817
     Capital lease obligations                                          439,475
     Notes payable                                                      275,912
     Mortgages payable                                                1,163,615
     Current portion of long-term liabilities                          (547,798)
                                                                    -----------
Total long-term liabilities                                           1,360,021
                                                                    -----------
TOTAL LIABILITIES                                                     5,170,183
                                                                    -----------

Shareholders' equity:
     Common stock                                                        27,745
     Preferred stock                                                      4,000
     Additional paid-in capital                                       3,143,409
     Accumulated deficit                                               (859,783)
     Net income                                                         229,546
                                                                    -----------
NET SHAREHOLDERS' EQUITY                                              2,544,917
                                                                    -----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                          $ 7,715,100
                                                                    ===========




                 See notes to consolidated financial statements

                 NU-WAVE HEALTH PRODUCTS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED INCOME STATEMENT
              FOR THE THREE MONTHS ENDED JUNE 30, 1998 (UNAUDITED)




                                                                    THREE MONTHS
                                                                        ENDED
                                                                   JUNE 30, 1998
                                                                   -------------
Net revenues                                                        $ 6,745,119
Cost of goods sold                                                    6,182,660
                                                                    -----------
GROSS PROFIT                                                            562,459

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                                             308,989
                                                                    -----------

OPERATING INCOME BEFORE
     OTHER INCOME AND EXPENSE                                           253,470

Other income (expense):
             Interest income                                              2,360
             Other income and expenses, net                               6,435
             Interest expense                                           (32,719)
                                                                    -----------
TOTAL OTHER INCOME (EXPENSE)                                            (23,924)
                                                                    -----------


NET INCOME                                                          $   229,546
                                                                    ===========


Basic and diluted income per share                                  $      0.09
                                                                    ===========


Basic and diluted weighted number of
             common shares outstanding                                2,581,874
                                                                    ===========




                 See notes to consolidated financial statements

                 NU-WAVE HEALTH PRODUCTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE THREE MONTHS ENDED JUNE 30, 1998 (UNAUDITED)



                                                                    JUNE 30, 1998
                                                                    -------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
        Net income                                                    $ 229,546

        Adjustments to reconcile net income to net cash
          provided by (used in) operating activities:
             Depreciation and amortization                               23,436
             Changes in operating assets and liabilities:
                  Accounts receivable                                  (357,137)
                  Inventory                                             (87,843)
                  Prepaid expenses                                       (8,094)
                  Accounts payable and accrued expenses                (152,161)
                  Unearned revenue                                       (2,955)
                                                                      ---------
NET CASH USED IN OPERATING ACTIVITIES                                  (355,208)
                                                                      ---------


CASH FLOWS FROM INVESTING ACTIVITIES:
        Deposits                                                          1,891
        Purchases of property and equipment                            (127,328)
        Purchase of intangible assets                                    (1,225)
                                                                      ---------
NET CASH USED IN INVESTING ACTIVITIES                                  (126,662)
                                                                      ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from borrowings                                        537,546
        Proceeds from shareholder loan                                       --
        Distributions to stockholders                                  (108,503)
        Proceeds from issuance of common stock                           50,000
        Principal payments of debt and capital lease obligations       (128,752)
                                                                      ---------
NET CASH USED IN FINANCING ACTIVITIES                                   350,291
                                                                      ---------


NET INCREASE (DECREASE) IN CASH                                        (131,579)

CASH AT BEGINNING OF PERIOD                                             456,519
                                                                      ---------

CASH AT END OF PERIOD                                                 $ 324,940
                                                                      =========




                 See notes to consolidated financial statements

                 NU-WAVE HEALTH PRODUCTS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED
                    FOR THE THREE MONTHS ENDED JUNE 30, 1998






                                                                    THREE MONTHS
                                                                       ENDED
                                                                    JUNE 30, 1998
                                                                    -------------
Supplemental cash flow information:
     Cash paid during the period for interest                         $      17,386

Supplemental schedule of non-cash financing activities:
     Capital lease obligations incurred for purchase of
          property and equipment                                      $      56,147

     Conversion of related party notes payable and
          accrued interest to common stock                            $      81,331

     Acquisition of Energy Factors, Inc. through
          issuance of 400,000 shares of preferred stock               $   2,000,000

     Acquisition of Becan Distributors, Inc. through
          issuance of 1,500,000 new shares of common stock            $   2,250,000





                See notes to consolidated financial statements

Nu-Wave Health Products, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 1998

NOTE A-BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instruction to Form 10-QSB and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending March 31, 1999. For further information, refer to the consolidated financial statements and footnotes included in the Company's Form 10-KSB for the year ended March 31, 1998.

         The Board of Directors of the Company has authorized a one-for-three reverse stock split of the Common Stock of the Company. The accompanying unaudited condensed consolidated financial statements have been retroactively adjusted, as of June 30, 1998, to reflect the one-for-three reverse stock split, the issuance of 400,000 shares of Series A Convertible Preferred Stock, and the issuance of the 1,500,000 shares of Common Stock following the one-for-three reverse stock split. In conjunction with the reverse stock split, the effect of the elimination of fractional shares (which will be cashed out at $1.50 per new share) is not reflected in the accompanying condensed consolidated financial statements.

         Effective June 15, 1998, the Company acquired Energy Factors, Inc. (Energy Factors), a wholly-owned subsidiary of U.S. Diversified Technologies, Inc. At the closing, the Company acquired legal title to the net assets of Energy Factors. The acquisition was accounted for as a purchase. U.S. Diversified Technologies, Inc. received in exchange for its capital stock in Energy Factors, 400,000 shares of Series A Convertible Preferred Stock of the Company representing a fair market value of approximately $2,000,000.

         Effective June 26, 1998, the Company acquired Becan Distributors, Inc. (Becan). The acquisition was accounted for as a pooling of interests for accounting purposes. The Becan shareholders received a total of 1,500,000 shares of Common Stock of the Company representing a fair market value of approximately $2,250,000. The Series A Convertible Preferred Stock and the Common Stock were issued upon the filing by the Company on August 10, 1998 of Articles of Amendment to its Articles of Incorporation which effected a one-for-three reverse stock split.

                 Dynamic Health Products, Inc. And Subsidiaries
              Pro Forma Condensed Combined Statements Of Operations
                  For the Year Ended March 31, 1998 (Unaudited)




                                        NU-WAVE                                    BECAN            PRO FORMA
                                         HEALTH             ENERGY              DISTRIBUTORS,      ADJUSTMENTS
                                     PRODUCTS, INC.      FACTORS, INC.               INC.            INCREASE          PRO FORMA
                                     MARCH 31, 1998  DECEMBER 31, 1997(a)   DECEMBER 31, 1997(b)   (DECREASE)(c)        COMBINED
                                     ---------------------------------------------------------------------------------------------
Net revenues                          $  2,368,285       $  5,753,821           $  6,207,356       $   (423,439)      $ 13,906,023
Cost of goods sold                       1,826,665          4,558,525              5,996,285           (423,439)        11,958,036
                                      --------------------------------------------------------------------------------------------
GROSS PROFIT                               541,620          1,195,296                211,071                 --          1,947,987

Selling, general and
  administrative expenses                  527,609          1,530,973                211,404           (249,368)         2,020,618
                                      --------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS) BEFORE
  OTHER INCOME AND EXPENSE                  14,011           (335,677)                  (333)           249,368            (72,631)

Other income (expense):
  Other income and expenses, net            15,976                 --                 22,800                 --             38,776
  Interest expense                         (18,272)          (230,593)                    --                 --           (248,865)
                                      --------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                (2,296)          (230,593)                22,800                 --           (210,089)

NET INCOME (LOSS) BEFORE
  PROVISION FOR INCOME TAXES                11,715           (566,270)                22,467            249,368           (282,720)

Deferred tax benefit                            --            200,000                     --           (200,000)                --
                                      --------------------------------------------------------------------------------------------

NET INCOME (LOSS)                     $     11,715       $   (366,270)          $     22,467       $     49,368       $   (282,720)
                                      ============================================================================================









    See notes to unaudited pro forma condensed combined financial statements.

Dynamic Health Products, Inc. And Subsidiaries
Notes To Pro Forma Condensed Combined Financial Statements (Unaudited) March 31, 1998

(a) Reflects the 1997 historical operating results of the Energy Factors, Inc. acquisition.

(b) Reflects the 1997 historical operating results of the Becan Distributors, Inc. acquisition.

(c) The following pro forma adjustments are incorporated in the pro forma condensed combined statements of operations:

                                                              Year Ended
                                                            March 31, 1998
                                                            --------------
1.       Net revenues:
           Elimination of intercompany sales
           from the Company to Becan                           $(423,439)
                                                               =========

2.       Cost of goods sold:
           Elimination of intercompany purchases
           by Becan from the Company                           $(423,439)
                                                               =========

3.       Selling, general and administrative expenses:
           Decrease in executive salaries and related
           payroll taxes, through employment contracts
           and dismissals associated with Energy Factors       $(230,256)

           Decrease in depreciation expense due to fair
           market value adjustments on assets acquired
           associated with Energy Factors                        (46,860)

           Amortization of goodwill associated with
           Energy Factors                                         87,748

           Decrease in interest expense associated with
           Energy Factors termination of factoring
           agreements on accounts receivable                     (60,000)
                                                               ---------

                Total selling, general and administrative
                  expenses                                     $(249,368)
                                                               =========
4.        Decrease in deferred tax benefit associated
          with Energy Factors                                  $(200,000)
                                                               =========